Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form 1-A of our report dated October 29, 2021 of Worldwide Strategies, Inc. relating to the audit of the financial statements for the periods ending July 31, 2021 and 2020 and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC

www.mkacpas.com Houston, Texas

June 28, 2022